UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2020

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector Suite 450
Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 13, 2020, the Registrant held its 2020 Annual Meeting virtually. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

The following matters were submitted to a vote of the stockholders:

The Registrant’s stockholders elected the following individuals to its board of directors for one-year terms expiring in 2021:

Name	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Withheld	Broker Non-Votes
Kelly H. Barrett	94,812,086	2,235,121	125,851	10,973,915
Wesley E. Cantrell	93,467,197	3,500,466	205,394	10,973,915
Glenn G. Cohen	96,679,854	178,977	314,226	10,973,915
Barbara B. Lang	96,068,109	975,913	129,035	10,973,915
Frank C. McDowell	94,293,406	2,692,473	187,179	10,973,915
C. Brent Smith	95,987,550	992,013	193,495	10,973,915
Jeffery L. Swope	95,198,489	1,785,275	189,295	10,973,915
Dale H. Taysom	96,735,100	254,183	183,775	10,973,915

The Registrant’s stockholders voted to ratify the appointment of Deloitte and Touche, LLP, as independent registered public accountants for the fiscal year ended December 31, 2020, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
107,794,817	173,905	178,251

The Registrant's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
92,369,565	3,904,069	899,424	10,973,915

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.
(Registrant)

Dated:	May 13, 2020	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President